Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Other (1)	15,975,000 (2)(3)	$170.97 (1)	$2,731,245,750 (1)	0.0000927	$253,186.48
	Total Offering Amounts					$2,731,245,750		$253,186.48
	Total Fee Offsets					—		—
	Net Fee Due							$253,186.48

(1)    Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended ("Securities Act"), based upon the average of the high and low sales prices on May 12, 2022 of the shares of Crown Castle International Corp. ("Registrant") common stock, par value $0.01 per share ("Common Stock"), as reported on the New York Stock Exchange.
(2)    Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock, with respect to the shares registered herein in the event of stock splits, stock dividends and similar transactions.
(3)    The number of shares of Common Stock registered hereby represents shares issuable under the Crown Castle International Corp. 2022 Long-Term Incentive Plan ("2022 LTIP"), consisting of the sum of (1) 10,500,000 shares of Common Stock, (2) 3,390,000 shares of Common Stock, which is equal to the number of shares of Common Stock remaining for issuance under the Crown Castle International Corp. 2013 Long-Term Incentive Plan ("2013 LTIP") on the effective date of the 2022 LTIP (“Effective Date”), and (3) 2,085,000 shares of Common Stock, which is equal to the number of shares of Common Stock that are underlying outstanding awards under the 2013 LTIP on the Effective Date that may thereafter be forfeited or terminated, expire unexercised, settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares of Common Stock covered by such award are not issued to the award holder, or exchanged for an award that does not involve shares of Common Stock.